Exhibit 32.2

      PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Emclaire Financial Corp. (the "Corporation") on Form 10-KSB for the year ending December 31, 2003 as filed with the Securities and Exchange Commission on the date here (the "Report"), I, Shelly L. Rhoades, Treasurer and Principal Financial and Accounting Officer of the Corporation, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Corporation.

/s/Shelly L. Rhoades
--------------------
Shelly L. Rhoades
Principal Financial and Accounting Officer
March 29, 2004



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